UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 1, 2021, the Board of Directors (the “Board”) of Intellinetics, Inc. (the “Company”) elected William Cooke, age 60, as an additional Director, and appointed Mr. Cooke as Chair of the Board, Chair of the Audit Committee of the Board, and a member of the Compensation Committee of the Board. Mr. Cooke will receive the standard annual compensation payable to Directors and an additional amount payable to the Chairman of the Board as set by the Compensation Committee.

Mr. Cooke is currently employed as a Vice President at Taglich Brothers, Inc., which we have retained as a Placement Agent and M&A Advisory Firm from time to time, including in 2020 and 2021. Compensation paid by the Company to Taglich Brothers since January 1, 2020 consists of:

●	a success fee of $300,000 for financial advisory and investment banking services in 2020 as a result of the successful completion of the acquisition of Graphic Sciences, Inc., with $75,000 of such fee received by Mr. Cooke;
●	placement agent fees of $440,000, which represented an 8% commission based upon the gross proceeds of a private placement of equity completed in 2020;
●	placement agent fees in the form of warrants to purchase 95,500 shares of common stock, which represented 10% of the shares and unit shares sold in the 2020 private placement, and which have an exercise price of $4.00 per share of common stock, are exercisable for a period of five years, and contain customary cashless exercise rights, anti-dilution protection, and piggy-back registration rights, 7,200 of such placement agent warrants being issued to Mr. Cooke, and which we have valued at $4.00 per warrant using the Black-Scholes method of valuation; and
●	placement agent fees in the form of 35,250 shares of common stock in connection to a debt conversion completed in 2020, which share amount was equal to 3% of the original principal amount of the converted notes.

Item 8.01	Other Events.

On October 5, 2021, the Company issued a press release announcing the appointment of William Cooke as Board Chairman. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
99.1	Press release issued by the Company on October 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: October 5, 2021